UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Blackstone Private Equity Strategies Fund L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56446	88-1872156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On April 1, 2025, Blackstone Private Equity Strategies Fund L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $394.9 million.(1) The following table details the Units sold by the Fund:

	Number of Units Sold(2)	Consideration
Class I	9,261,054	$274,790,302
Class S	4,093,173	$120,148,019
Class D	—	$—

(1)

The Fund invests alongside other Blackstone-managed vehicles with substantially similar investment objectives and strategies that, together with the Fund, collectively form the BXPE Fund Program. On April 1, 2025, the BXPE Fund Program (inclusive of the Fund) issued interests for aggregate consideration of approximately $702.6 million.

(2)

The number of Units sold by the Fund was finalized on April 29, 2025, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of March 31, 2025. See Item 7.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Private Equity Strategies Fund (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 7.01	Regulation FD Disclosure

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of March 31, 2025, is as follows:

Transactional NAV as of March 31, 2025
Class I	$29.67
Class S	$29.36
Class D	$29.58

As of March 31, 2025, the BXPE Fund Program’s aggregate Transactional NAV was approximately $10.2 billion.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Calculation of Net Asset Value” of the Fund’s Annual Report on Form 10-K filed on March 14, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the Fund’s valuation policy that has been approved by the Fund’s board of directors. Organization and offering expenses advanced on the Fund’s behalf by the Fund’s investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on January 1, 2025, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE EQUITY STRATEGIES FUND L.P.

Date: April 29, 2025	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

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